Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Primis Financial Corp. (the “Company”) for the registration of shares under the Primis Financial Corp. Omnibus Incentive Plan, of our report dated October 15, 2024, with respect to the consolidated financial statements of the Company, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Forvis Mazars, LLP

Tysons, Virginia

August 13, 2025